Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 3, 2012, among United Surgical Partners International, Inc., a Delaware corporation (the “Company”), each of the Guarantors listed on the signature pages hereto, (each a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, USPI Finance Corp. (“USPI Finance”) and the Trustee entered into that certain Indenture, dated as of April 3, 2012 (the “Indenture”), related to the 9.000% Senior Notes of USPI Finance due 2020 in original principal amount of $440,000,000 (the “Securities”);

WHEREAS, each Guaranteeing Subsidiary is to become a Guarantor under the Indenture and shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on terms and conditions set forth herein;

WHEREAS, on the date hereof, USPI Finance is merging with and into the Company, with the Company being the surviving Person of such merger (the “Merger”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Effective upon consummation of the Merger, each Guaranteeing Subsidiary shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors, including, but not limited to, Article 10 thereof.

3. ASSUMPTION OF OBLIGATIONS. Effective upon consummation of the Merger, the Company, pursuant to Section 5.01 of the Indenture, expressly assumes all of the Obligations of USPI Finance under the Indenture and the Securities.

4. EFFECT OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is an amendment supplement to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	/s/ John J. Wellik
Name: John J. Wellik
Title: Senior Vice President and Secretary

[Signature Page to Supplemental Indenture]

ALLIANCE SURGERY, INC. GEORGIA MUSCULOSKELETAL NETWORK, INC.
HEALTH HORIZONS OF KANSAS CITY, INC.
HEALTH HORIZONS OF MURFREESBORO, INC. HEALTHMARK PARTNERS, INC. HEALTHMARK PARTNERS OF MARYLAND, INC.
IMPLANT SOLUTIONS, L.L.C.
By: USP Tennessee, Inc., its sole member
ISS-ORLANDO, LLC
By: Surginet, Inc., its sole member
MEDCENTER MANAGEMENT SERVICES, INC. ORTHOLINK ASC CORPORATION ORTHOLINK RADIOLOGY SERVICES CORPORATION
ORTHOLINK/GEORGIA ASC, INC. ORTHOLINK/NEW MEXICO ASC, INC. ORTHOLINK/TN ASC, INC. SPECIALTY SURGICENTERS, INC.

SSI HOLDINGS, INC.

SURGICOE OF TEXAS, INC.

SURGINET, INC.

SURGIS MANAGEMENT SERVICES, INC.

SURGIS OF CHICO, INC.

SURGIS OF PHOENIX, INC.

SURGIS OF REDDING, INC.

SURGIS OF SAND LAKE, INC.

SURGIS OF VICTORIA, INC.

SURGIS, INC.

TITAN HEALTH CORPORATION

TITAN HEALTH OF CHATTANOOGA, INC.

TITAN HEALTH OF HERSHEY, INC.

TITAN HEALTH OF MIAMI, INC.

TITAN HEALTH OF NORTH HAVEN, INC.

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	President

[Signature Page to Supplemental Indenture]

TITAN HEALTH OF PITTSBURGH, INC. TITAN HEALTH OF PLEASANT HILLS, INC.
TITAN HEALTH OF PRINCETON, INC. TITAN HEALTH OF SACRAMENTO, INC.
TITAN HEALTH OF SAGINAW, INC. TITAN HEALTH OF TITUSVILLE, INC.
TITAN HEALTH OF WEST PENN, INC. TITAN HEALTH OF WESTMINSTER, INC.
TITAN MANAGEMENT CORPORATION UNITED SURGICAL PARTNERS HOLDINGS, INC.

USP ALEXANDRIA, INC.

USP AUSTIN, INC.

USP AUSTINTOWN, INC.

USP BATON ROUGE, INC.

USP BEAUMONT, INC.

USP BIRMINGHAM, INC.

USP BRIDGETON, INC.

USP CEDAR PARK, INC

USP CHESTERFIELD, INC.

USP CHICAGO, INC.

USP CINCINNATI, INC.

USP COAST, INC.

USP COLUMBIA, INC.

USP CORPUS CHRISTI, INC.

USP CREVE COEUR, INC.

USP DENVER, INC.

USP DES PERES, INC.

USP DESTIN, INC.

USP DOMESTIC HOLDINGS, INC.

USP ENCINITAS ENDOSCOPY, INC.

USP FENTON, INC.

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	President

[Signature Page to Supplemental Indenture]

USP FESTUS, INC.

USP FLORISSANT, INC.

USP FREDERICKSBURG, INC.

USP FRONTENAC, INC.

USP GATEWAY, INC.

USP GLENDALE, INC.

USP HARBOUR VIEW, INC.

USP HOUSTON, INC.

USP INDIANA, INC.

USP INTERNATIONAL HOLDINGS, INC.

USP JERSEY CITY INC.

USP KANSAS CITY, INC.

USP KNOXVILLE, INC.

USP LAS CRUCES, INC.

USP LONG ISLAND, INC.

USP MATTIS, INC.

USP MASON RIDGE, INC.

USP MICHIGAN, INC.

USP MIDWEST, INC.

USP MISSION HILLS, INC.

USP MT. VERNON, INC.

USP NEVADA, INC.

USP NEVADA HOLDINGS, LLC

            By: USP North Texas, Inc., its sole member

USP NEW JERSEY, INC.

USP NEWPORT NEWS, INC.

USP NORTH KANSAS CITY, INC.

USP NORTH TEXAS, INC.

USP OFFICE PARKWAY, INC.

USP OKLAHOMA, INC.

USP OLIVE, INC.

USP OXNARD, INC.

USP PHOENIX, INC.

USP PORTLAND, INC.

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	President

[Signature Page to Supplemental Indenture]

USP READING, INC.

USP RICHMOND II, INC.

USP RICHMOND, INC.

USP SACRAMENTO, INC.

USP SAN ANTONIO, INC.

USP SAN GABRIEL, INC.

USP SECURITIES CORPORATION

USP ST. LOUIS, INC.

USP ST. PETERS, INC.

USP SUNSET HILLS, INC.

USP TENNESSEE, INC.

USP TEXAS AIR, LLC

        By: USP North Texas, Inc, its sole member

USP TEXAS, L.P.

        By: USP North Texas, Inc, its general partner

USP TORRANCE, INC.

USP TURNERSVILLE, INC.

USP VIRGINIA BEACH, INC.

USP WEBSTER GROVES, INC.

USP WEST COVINA, INC.

USP WESTWOOD, INC.

USP WINTER PARK, INC.

USPI SAN DIEGO, INC.

USPI STOCKTON, INC.

WHASA, L.C.

By: Surginet, Inc. its sole member and sole manager

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	President

[Signature Page to Supplemental Indenture]

ALLIANCE SURGERY AUGUSTA, LLC

        By: Alliance Surgery, Inc., its sole

     member

ALLIANCE SURGERY BILOXI, L.L.C.

        By: Alliance Surgery, Inc., its sole

     member

ALLIANCE SURGERY BIRMINGHAM,

        LLC

        By: Alliance Surgery, Inc., its sole member

PASADENA HOLDINGS, LLC

        By: USP Houston, Inc., its sole member

SAME DAY SURGERY, L.L.C.

SAME DAY MANAGEMENT, L.L.C.

        By: Same Day Surgery, L.L.C., its sole member

TITAN HEALTH OF MOUNT LAUREL,

        LLC

        By: Titan Health Corporation

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	President

[Signature Page to Supplemental Indenture]

SURGERY CENTERS OF AMERICA II, L.L.C. SURGERY CENTERS HOLDING COMPANY, L.L.C. By: Surgery Centers of America II, L.L.C., its sole member

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	Manager

[Signature Page to Supplemental Indenture]

ORTHOLINK PHYSICIANS CORPORATION

By:	/s/ Luke Johnson
Name:	Luke Johnson
Title:	President

[Signature Page to Supplemental Indenture]

SURGICAL HEALTH PARTNERS, LLC

By:	/s/ Luke Johnson
Name:	Luke Johnson
Title:	President

[Signature Page to Supplemental Indenture]

SHORELINE REAL ESTATE PARTNERSHIP, LLP PHYSICIANS DATA PROFESSIONALS, INC.

By:	/s/ Jonathan Bond
Name:	Jonathan Bond
Title:	President

[Signature Page to Supplemental Indenture]

USP ASSURANCE COMPANY

By:	/s/ John J. Wellik
Name:	John J. Wellik
Title:	President

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President